UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2024

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, 4th Floor
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 8.01.	Other Events.

As previously disclosed, on December 11, 2020, a purported stockholder derivative complaint (the “Derivative Action”) was filed by plaintiff Leo Shumacher against Iovance Biotherapeutics, Inc. (the “Company”), as nominal defendant, and certain of the Company’s current officers and directors, as defendants, in the Court of Chancery in the State of Delaware (the “Court”). On March 12, 2024, the parties agreed to a proposed settlement, set forth in a Stipulation of Compromise and Settlement (the “Stipulation”), which was submitted to the Court for approval. The Stipulation calls for the Company to adopt certain governance changes, the cancellation of certain option awards made to non-employee directors, and for the Company to pay to plaintiff’s counsel $600,000 for certain legal fees and expenses.

On March 20, 2024, the Court entered a Scheduling Order setting a hearing to determine whether final approval will be given to the settlement. The hearing has been set for July 11, 2024 at 3:15 p.m. in the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. As required by the Scheduling Order, the Company is filing the Notice of Pendency of Settlement of Action with this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Pendency of Settlement of Action, dated March 25, 2024.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2024	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO & General Counsel